UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2002

ZAMBA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

41-1636021

(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

0-22718

(Commission File No.)

3033 Excelsior Blvd, Suite 200, Minneapolis, Minnesota 55416

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (952) 832-9800

ITEM 5.  OTHER EVENTS.

Between April 10 and April 16, 2002, we entered into Stock Purchase Agreements with six private investors, in which the investors purchased an aggregate of 200,000 shares of our Series A Preferred Stock in NextNet Wireless, Inc. (“NextNet”).  The investors paid us an aggregate amount of $600,000 for the shares.  All of the shares were sold at a per share price of $3.00.  The form of the Stock Purchase Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

As a result of these transactions, the NextNet shares that we had sold to our chairman, Joseph B. Costello, in Stock Purchase Agreements dated February 26, 2002, as amended on March 25, 2002, and March 25, 2002, were valued at $3.00 per share.  Mr. Costello paid us $700,000 pursuant to these two Stock Purchase Agreements.  As a result of the $3.00 per share valuation, Mr. Costello will receive 233,333 of our NextNet shares.

All NextNet shares sold to the six private investors and Mr. Costello pursuant to these Stock Purchase Agreements are subject to the right of first refusal on the parts of NextNet and the holders of the Series B Preferred Stock of NextNet.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

 (a) Financial Statements

                None.

(b) Pro forma Financial Statements

                None.

(c) Exhibits

Exhibit No.	Document
99.1	Form of Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAMBA CORPORATION

By:	/s/ Ian L. Nemerov
Ian L. Nemerov
Secretary and General Counsel

Dated: April 23, 2002

EXHIBIT INDEX

Exhibit No.	Document
99.1	Form of Stock Purchase Agreement